UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                         Pursuant to Section 13 of the

                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 30, 1997


                   Sears Credit Account Master Trust II
              (Exact name of registrant as specified in charter)


Illinois                     33-79186-01            Not Applicable
(State of                    (Commission            (IRS Employer
Organization)                File Number)         Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
(Address of principal executive offices)               (Zip Code)



Registrant's Telephone Number, including area code: (302) 888-3176



Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.     Other Events


      Effective as of June 30, 1997, Sears Receivables Financing Group, Inc. ("SRFG") caused $113 million in Principal Receivables to be removed from Sears Credit Account Master Trust II (the "Trust") pursuant to
Section 2.09 of the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG as Seller, Sears, Roebuck and Co. as Servicer and The First National Bank of Chicago as Trustee (the "Pooling and Servicing Agreement"), reducing the Seller Interest by a corresponding amount. The Receivables so removed included all identified Receivables in the Trust that related to Accounts with bankruptcy reaffirmation agreements. If any additional Accounts with bankruptcy reaffirmation agreements are identified, SRFG expects that it will cause additional Receivables relating to those Accounts to be removed from the Trust; however, SRFG does not expect such Receivables or any such removals to have material to the Trust or to the interests of Investor Certificateholders. (Capitalized terms used herein without definition have the meanings given to them in the Pooling and Servicing Agreement.)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Sears Credit Account Master Trust II
                                          (Registrant)


                        By:   Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)



                        By:   /S/Larry R. Raymond
                              Larry R. Raymond
                              Vice President, Finance


Date: July 8, 1997